THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Third Amendment“) is made as of ________________, 2014, by and between ORANGE COAST, LLC, a Delaware limited liability company ("Landlord"), and BIORESTORATIVE THERAPIES, INC., a Nevada corporation ("Tenant").

RECITALS

A.           Landlord and Tenant, successor-in-interest to Stem Cell Assurance, Inc., a Nevada corporation, have entered into that certain Lease Agreement dated as of January 20, 2010 as amended by that certain First Amendment to Lease dated as of March 11, 2011 and that certain Second Amendment to Lease dated as of June 13, 2012 (as amended, the “Lease”), wherein Landlord leased to Tenant certain premises containing approximately 2,421 rentable square feet (the "Premises") located at 555 Heritage Drive, Jupiter, Nevada, as more particularly described therein. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.           The term of the Lease expires on January 31, 2014.

C.           Subject to the terms and conditions below, Tenant and Landlord desire to amend the Lease to among other things (i) extend the term of the Lease with respect to a portion of the Premises consisting of approximately 249 rentable square feet known as Suite 135 as shown on Exhibit A hereto (“Office Premises”) and (ii) confirm the surrender of the remaining portion of the Premises consisting of approximately 2,172 rentable square foot (“Surrender Premises”) on or before the expiration of the current term of the Lease on January 31, 2014.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.         Base Term. Notwithstanding anything in the contrary in the Lease, the Term of the Lease with respect to the Office Premises and the Shared Area shall be extended to expire on July 31, 2014.

The Term of the Lease with respect to the Surrender Premises shall expire, as set forth in the Lease, on January 31, 2014 (“Surrender Date”) and Tenant shall surrender the Surrender Premises in accordance with the terms of the Lease including, without limitation, Section 28 thereof. If Tenant fails to surrender the Surrender Premises on or before the Surrender Date, Tenant shall be liable for holdover rent with respect to the Surrender Premises in accordance with Section 8 of the Lease. From and after the Surrender Date, Tenant shall have no further rights of any kind with respect to the Surrender Premises. Notwithstanding the foregoing, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Surrender Premises and termination of the Lease with respect to the Surrender Premises as provided for herein. Nothing herein shall excuse Tenant from its obligations under the Lease with respect to the Surrender Premises prior to the Surrender Date.

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2.          Rent.

a.           Base Rent. Notwithstanding anything to the contrary in the Lease, Base Rent payable for the Office Premises for the three month period commencing on February 1, 2014 and ending March 31, 2014 shall be due and payable on February 1, 2014 in the aggregate amount of $2,885. Subject to Tenant’s right to terminate in Section 3 below, commencing on April 1, 2014, Base Rent for the Office Premises shall be due and payable monthly in advance on the first day of each month at the rate of $961.67 per month.

b.            Operating Expenses. Notwithstanding anything to the contrary in the Lease, commencing on February 1, 2014, Tenant shall not be required to pay Tenant’s Share of Operating Expenses with respect to the Office Premises.

3.          Right to Terminate. Tenant shall have a one time right (“Early Termination Right”) to terminate the Lease effective April 30, 2014 (“Early Termination Date”) upon not less than 30 days prior written notice to Landlord. If Tenant exercises the Early Termination Right in accordance with the terms and conditions of this Section 3, then the Lease shall terminate on the Early Termination Date and Tenant shall surrender the Office Premises in accordance with the terms of the Lease including, without limitation, Section 28 thereof.

4.          Shared Area. Subject to Landlord’s rules and regulations governing the Shared Area, Tenant shall have the right to install one freezer (“Freezer”) approved by Landlord in the Shared Area. Such installation shall be performed in a good and workmanlike manner. Upon the expiration or earlier termination of the Lease with respect to the Shared Area, Tenant shall remove the Freezer from the Shared Area, and restore and repair any damage caused by or occasioned as a result of such removal. Any personal property of Tenant remaining in the Shared Area after the expiration or earlier termination of the Term with respect to the Shared Area shall be deemed abandoned.

5.          Miscellaneous.

(a)          This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)          This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)          This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

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(d)          Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker“) other than Applefield Waxman in connection with this transaction, and that no Broker (other than Applefield Waxman) brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker (other than Applefield Waxman) claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e)          Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

(Signatures on Next Page)

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

BIORESTORATIVE THERAPIES, INC.,
a Nevada corporation

By:
Name:
Its:

Witnessed as to Tenant in the presence of:

Name:

-and-

Name:

LANDLORD:

ORANGE COAST, LLC,
a Delaware limited liability company

By:
Name:
Title:

Witnessed as to Landlord in the presence of:

Name:

-and-

Name:

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EXHIBIT A

OFFICE PREMISES

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